                                                                    Exhibit 2.5


                FOURTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Fourth Amendment to Agreement and Plan of Merger ("Amendment") is entered into as of June 15, 2000 by and among AT&T Corp. ("Parent"), a New York corporation, AT&T Latin America Corp. ("RV"), a Delaware corporation (formerly named Kiri Inc.), Frantis, Inc.("Merger Sub"), a Delaware corporation, and FirstCom Corporation (the "Company"), a Texas Corporation.

                                    RECITALS

     A. Parent, RV, Merger Sub and the Company (the "Parties") have entered into an Agreement and Plan of Merger, dated as of November 1, 1999 (as amended, the "Merger Agreement"). Capitalized terms used herein without definition have the meaning given them in the Merger Agreement.

     B. The Parties amended the Merger Agreement on May 10, 2000 to extend the date on which Parent or the Company may terminate the Merger Agreement from May 31, 2000 to June 30, 2000.

     C. The Parties desire to extend further again the date on which Parent or the Company may terminate the Merger Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Defined Terms. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement.

     2. Extension of Date. The date of June 30, 2000 appearing in clause (i) of Section 6.1(b) of the Merger Agreement is hereby amended to read "July 31, 2000."

     3. No Other Amendment or Modification. The Merger Agreement shall remain in full force and effect except as expressly amended or modified hereby.

     4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of such counterparts, taken together shall be deemed to constitute one and the same instrument.

     5. Effectiveness. This Amendment shall be effective only upon execution and delivery by each of the parties hereto.

     [INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                          AT&T CORP.

                                          By:       /s/ JOHN A. HAIGH
                                            ------------------------------------
                                              Name: John A. Haigh
                                              Title: Vice President

                                          AT&T LATIN AMERICA CORP.

                                          By:       /s/ JOHN A. HAIGH
                                            ------------------------------------
                                              Name: John A. Haigh
                                              Title: President

                                          FRANTIS, INC.

                                          By:       /s/ GARY SWENSON
                                            ------------------------------------
                                              Name: Gary Swenson
                                              Title: Secretary

                                          FIRSTCOM CORPORATION.

                                          By:   /s/ PATRICIO E. NORTHLAND
                                            ------------------------------------
                                              Name: Patricio E. Northland
                                              Title: President and Chief
                                              Executive Officer